Exhibit 23.1

Consent of Independent Registered
Public Accounting Firm

We consent to the inclusion in this Post-Effective Amendment No. 1 on Form S-1 to the registration statement of Velcera, Inc. on Form SB-2/A of our report, which includes explanatory paragraphs relating to Velcera, Inc.’s ability to continue as a going concern and a restatement of the 2006 financial statements, dated March 24, 2008, on our audits of the financial statements of Velcera, Inc. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Roseland, New Jersey
April 23, 2008